SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 7, 2002

NTELOS INC.
(Exact Name of Registrant as Specified in Charter)

Virginia	0-16751	54-1443350
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1990
Waynesboro, Virginia 22980
(Address of principal executive offices)

(540) 946-3500
(Registrant’s telephone number, including area code)

ITEM 9.    REGULATION FD DISCLOSURE

During the third quarter 2002 earnings conference call held on November 7, 2002, NTELOS Inc. (the “Company”) updated its guidance for the year 2002. Specifically, the update included:

The Company indicated that wireless PCS ARPU should end the year at approximately the levels reported for third quarter 2002, which were:

•	$50 post pay ARPU
•	$46 nAdvance ARPU
•	$45 blended ARPU

The Company indicated that wireless PCS customer mix percentages should end the year at approximately the levels reported for third quarter 2002, which were:

•	74% post pay
•	18% nAdvance
•	8% pre pay

The Company lowered its guidance range for 2002 capital expenditures, from previous guidance of $80 million to $95 million to a range of $75 million to $80 million.

The Company lowered its guidance for year-end 2002 net borrowings against its revolving credit facility, from $43.1 million to a range of $30 million to $35 million.

The Company reaffirmed the previous guidance range of $52 million to $58 million for consolidated EBITDA.

All other Company guidance contained in the Form 8-K filed on August 15, 2002 was reaffirmed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTELOS INC. (Registrant)

By:	/s/ MICHAEL B. MONEYMAKER
Michael B. Moneymaker Senior Vice President and Chief Financial Officer, Treasurer and Secretary

Date: November 8, 2002